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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) SEPTEMBER 29, 2000

                               PENFORD CORPORATION
               --------------------------------------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                                   WASHINGTON
               ---------------------------------------------------
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

                    0-11488                   91-1221360
           ------------------------ --------------------------------
           (COMMISSION FILE NUMBER) (IRS EMPLOYER IDENTIFICATION NO.)

           777-108TH AVENUE N.E., SUITE 2390
                 BELLEVUE, WASHINGTON                   98004-5193
         ----------------------------------------- --------------------
         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)       (ZIP CODE)


        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (425) 462-6000

                                 ---------------


                        ---------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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ITEM 2.  ACQUISITION OF ASSETS

             On September 29, 2000, the Registrant completed the acquisition of Starch Australasia Limited ("Starch Australasia") from Goodman Fielder Limited ("Goodman Fielder") for $54.5 million (USD) in cash. The Registrant funded the purchase price through a credit facility with a syndicate of banks. Prior to the consummation of the transaction there was no material relationship between the Registrant and Goodman Fielder, and the purchase price was determined through arms-length negotiations between representatives of both parties. The Registrant will use the purchase method to account for this acquisition.

             Starch Australasia is Australia's sole producer of maize starch products and a world leader in the research, development, and commercialization of novel new starch-based products. The Registrant's acquisition of Starch Australasia includes three manufacturing facilities, two in Australia and one in New Zealand, for processing specialty corn starches and wheat-related products. The Registrant plans to continue to use the facilities to process specialty carbohydrate-based ingredient systems for food and industrial applications.





ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

             (A)   Financial Statements of Business Acquired

             The required financial statements with respect to Starch Australasia Limited are not available as of the date of this Current Report on Form 8-K. In accordance with paragraph 4 of Item 7 (a) of Form 8-K, the financial statements will be filed by amendment as soon as practicable and no later than December 12, 2000.

             (C)   Exhibits

                99.1  Press release dated September 29, 2000


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SIGNATURES:

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    PENFORD CORPORATION

             October 13, 2000       By /s/ Jeffrey T. Cook
             -----------------      -----------------------

               Date                 Jeffrey T. Cook
                                    President and
                                    Chief Executive Officer